Exhibit D
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                               GREENTREE SOFTWARE, INC.


                    CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement"), made as of the 17th day of April, 1998, between GREENTREE SOFTWARE, INC., a New York corporation (the "Company"), and L-R GLOBAL PARTNERS, L.P., a Delaware limited partnership
          ("Investor").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

               WHEREAS, the Company wishes to issue and sell to Investor, and Investor wishes to purchase from the Company, a Convertible Promissory Note of the Company of even date herewith in the aggregate principal amount of $3,200,000.00 in the form of Exhibit A hereto (the "Note"); and

               WHEREAS, the Note is convertible into shares (the "Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), as set forth herein and in the Note; and

               WHEREAS, the Company and Investor wish to enter into an agreement setting forth the terms and conditions of the purchase and sale of the Note;

               NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

               1. PURCHASE AND SALE OF NOTE. Subject to the terms and conditions of this Agreement, on the date hereof Investor is purchasing from the Company, and the Company is selling and issuing to Investor, the Note for the purchase price of $3,200,000 (the "Principal Amount"), payment of which is being made by wire transfer to the Company's account at F&M Alliance Bank, Minneapolis, Minnesota.

               2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As an inducement to Investor to purchase the Note, the Company hereby represents and warrants to Investor that:

                    2.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION.
          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business and to enter into and perform this Agreement and the transactions contemplated hereby. The Company is duly qualified to transact business and is in good standing in the State of Minnesota and in each other jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has furnished to Investor a true and complete copy of the Certificate of Incorporation of the Company presently in effect (the "Certificate") and the By-laws of the Company presently in effect (the "By-laws").

                    2.2  CAPITALIZATION.

                         (a) The authorized capital of the Company as of the date hereof is 15,000,000 shares of Common Stock, of which 3,465,451 shares are issued and outstanding as of the date hereof.

                         (b) Except for the conversion rights set forth in the Note and except as set forth on Schedule 2.2 hereto, there
                                              ------------
          are no outstanding options, warrants, rights (including conversion or preemptive rights or rights of first refusal) or agreements for the purchase or acquisition by or from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                         (c) All of the issued and outstanding shares of the Common Stock have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws and are fully paid and non assessable.

                    2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                    2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Note, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance, sale and delivery of the Note has been taken on or prior to the Closing, and this Agreement and the Note constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                    2.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as are required by state securities laws, which filings have been duly made.

                    2.6 VALID ISSUANCE OF NOTE. The Note, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued. The Shares will, upon delivery thereof as a result of any conversion of the Note, be duly and validly issued and fully paid up, with no personal liability attaching to the ownership thereof.

                    2.7 OFFERING. Subject in part to the truth and accuracy of Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Note as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and from the registration and qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                    2.8  INTELLECTUAL PROPERTY.

                         (a)  Schedule 2.8 hereto lists all patents and all
                              ------------
          patent applications and registered trademarks, service marks, trade names, copyrights and applications therefor (the "Registrable Intellectual Property") owned or used by the Company. The Company is sole owner of all copyright and other property rights in the software, in all forms and formats, constituting a part of any products currently or previously marketed, sold or distributed by the Company, including without limitation its Purchase Soft and GT Purchase PRO software (all of such rights being referred to sometimes as the "Product Intellectual Property" and, together with the Registrable Intellectual Property, the "Intellectual Property"; such products being sometimes referred to as the "Company Products"). The Company owns or has a valid and adequate right to use all other patents, trademarks, service marks, trade names, copyrights and all applications and registrations therefor being used to conduct its business as now conducted and as now proposed to be conducted, and the conduct of its business as now conducted and as now proposed to be conducted does not and will not, and the Product Intellectual Property and the Company Products do not, have not and will not, conflict with or infringe upon the intellectual property rights or rights of others. Except as set forth in Schedule 2.8 hereto the Company has not received any
                   ------------
          communication to the effect that any such Intellectual Property or other proprietary rights owned or licensed to the Company, or which the Company otherwise has used, is using or has the right to use, is invalid or unenforceable by the Company. Except pursuant to the terms of any licenses specified in Schedule 2.8
                                                             ------------
          hereto, the Company has no obligation pursuant to any license agreement to compensate any person for the use of any such Intellectual Property or other proprietary rights and, except in the ordinary course of business, the Company has not granted any person any license or other right to use any of the Intellectual Property or other proprietary rights owned by the Company, whether requiring the payment of royalties or not.

                         (b) The Company has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property, including its trade secrets and other confidential information. All past and present Company Products are and at all times have been and to the best knowledge of the Company, all other trade secrets and other confidential information of the Company are presently valid and protectible and are not part of the public domain or knowledge, nor, to the best knowledge of the Company, have they or any Product Intellectual Property been used, divulged or appropriated for the benefit of any person other than the Company or otherwise to the detriment of the Company. To the best knowledge of the Company, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of such person's work for the Company. To the best knowledge of the Company, the Company is the exclusive owner of all right, title and interest in the Intellectual Property rights as purported to be owned by the Company, and such Intellectual Property rights are valid and in full force and effect. Neither the Company nor, to the best of the Company's knowledge, any of its employees or consultants has received notice of, and there does not exist any valid basis for nor, to the best of the Company's knowledge does there exist any other basis for, any claim that any of the Company Products or any of the Intellectual Property or the use or ownership or licensing thereof by the Company infringes, violates or conflicts with, any such right of any third party.

                    2.9 COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth in Schedule 2.9, the Company is not in violation or
                   ------------
          default in any material respect of any provision of its Certificate or By-laws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Note, and the consummation of the transactions contemplated hereby and thereby, will not:

                         (a)  result in any such violation; or

                         (b) be in conflict with or constitute, with or without the passage of time and giving of notice, a default under, or give any entity or person the right to exercise any remedy under, any such provision, instrument, judgment, order, writ, decree or contract; or

                         (c) result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties; or

                         (d)  give any entity or person the right to
          accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which the Company is a party.

                    2.10 AGREEMENTS; ACTION.

                         (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof, except for agreements explicitly described in the Disclosure Documents or in Schedule 2.10 attached hereto.
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                         (b)  The Company has not (i) made any loans or
          advances to any person, other than ordinary advances for travel expenses or (ii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                         (c)  Except as set forth in Schedule 2.10, the
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          Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate or By-laws that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

                    2.11 RELATED-PARTY TRANSACTIONS. Except as set forth on Schedule 2.11 attached hereto, no employee, officer, or
             -------------
          director or shareholder of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, directors or shareholders of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                    2.12 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                    2.13 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation, nor has it received notice of any violation or potential violation, of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                    2.14 REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement (as defined in Section 4.1 below) and as set forth on Schedule 2.14 attached hereto, the Company has
                          -------------
          not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                    2.15 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                    2.16 INSURANCE. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

                    2.17 EMPLOYEES. No employee of the Company is, to the knowledge of the Company, acting in violation of any confidentiality, nondisclosure, noncompetition, or other similar agreement executed between such employee and the Company or any other entity.

                    2.18 CURRENT PUBLIC INFORMATION. The Company is required to file reports pursuant to Section 13 or 15(d) of the 1934 Act and has filed all the materials required to be filed as reports pursuant to the 1934 Act for a period of at least 12 months preceding the date hereof, and all such filings have been made on a timely basis.

                    2.19 BUSINESS.

                         (a) The Company's business is, in all material respects, as described in the Disclosure Documents (as defined in paragraph (c) below), including without limitation the reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). There have been no material adverse changes to the Company's business, financial condition or prospects since the date of such reports. The Disclosure Documents are true and correct in all material respects and the financial statements contained in the Disclosure Documents have been prepared in accordance with general accepted accounting principles, consistently applied, and fairly present in all material respects the consolidated financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the period then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). Except as set forth on Schedule 2.19 attached
                                              -------------
          hereto, the Company has paid all taxes which are due, except for taxes which it reasonably disputes. There is no claim, litigation or administrative proceeding pending or, to the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents or except for any such claim, litigation or administrative proceeding pending which if adversely determined would not have a material adverse effect. Neither this Agreement nor any of the Disclosure Documents contain, and none of the proxy solicitation or other materials prepared by or on behalf of the Company in connection with the shareholders meeting referred to in Section 4.2 will contain, any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made.

                         (b) Investor is not precluded by any order or injunction of any court of competent jurisdiction from consummating the transactions contemplated hereby, and no action or proceeding is pending or threatened before any court or administrative agency by any person which directly or indirectly relates to the transactions contemplated hereby or which might materially adversely affect the Company.

                         (c) For purposes of this Agreement, "Disclosure Documents" means the Company's (i) Annual Report on Form 10-KSB for the year ended May 31, 1997, (ii) Quarterly Reports on Form 10-QSB for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, (iii) Form S-3 filed with the Securities and Exchange Commission on January 21, 1998 and all amendments thereto, and (iv) private placement memorandum dated February 1998 in the form previously delivered to Investor (the "PPM"). The projections contained in the PPM are reasonable and are based on assumptions that are reasonable, though the Company makes no guaranty that such projections will be achieved.

                    2.20 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Note for the purposes and in the amounts set forth in Schedule 2.20 hereto.
                               -------------

               3. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants that:

                    3.1 AUTHORIZATION. Investor has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                    3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Note will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Note.

                    3.3 DISCLOSURE OF INFORMATION. Investor has had an opportunity to ask questions and receive answers from the Company regarding the Note and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

                    3.4 INVESTMENT EXPERIENCE. Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note. Investor has not been organized for the purpose of acquiring the Note.

                    3.5 ACCREDITED INVESTOR. Investor is an "accredited investor" within the meaning of Securities and Exchange
          Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

                    3.6 RESTRICTED SECURITIES. Investor understands that the Note is, and each of the Shares will be, characterized as a "restricted security" under the federal securities laws inasmuch as each of them is or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations neither the Note nor such shares may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                    3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of the Note or, following conversion thereof, the Shares, unless:

                         (a)  There is then in effect a Registration
          Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                         (b) (i) Investor shall have notified the Company of the proposed disposition and (ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such the Note or the Shares under the 1933 Act.

                    3.8 LEGEND. It is understood that the Note and the Shares may bear the following legend:

                         These securities have not been
                         registered under the Securities Act
                         of 1933, as amended (the "Act").
                         They may not be sold, offered for
                         sale, pledged or hypothecated in
                         the absence of a registration
                         statement in effect with respect to
                         the securities under such Act or an
                         opinion of counsel reasonably
                         satisfactory to the Company that
                         such registration is not required
                         or unless sold pursuant to Rule 144
                         or Rule 144A of such Act.

               4. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with Investor that:

                    4.1 INVESTORS' RIGHTS AGREEMENT. As promptly as practicable after the date hereof, and in any event no later than the date of the shareholders meeting referred to in Section 4.2, Investor and the Company shall enter into a registration rights agreement (the "Investors' Rights Agreement"), which shall grant Investor registration rights no less favorable to Investor than those set forth in the Registration Rights Agreement dated October 25, 1996 among the Company and other persons named therein and contain such other provisions as are normal and customary for registration rights agreements including, without limitation, continuing covenants of the Company to publish such information as may be necessary to ensure the availability of the exemptions afforded by Rule 144 under the 1933 Act.

                    4.2 SHAREHOLDER MEETING. As promptly as practicable after the date hereof, but in no event later than ninety (90) days after the date hereof, the Company shall duly call and convene, in compliance with the By-laws and all applicable laws and regulations including, without limitation, all applicable proxy solicitation rules of the SEC, a special meeting of shareholders for the sole purpose of approving amendments to the Certificate, in form satisfactory to Investor, so as to: (a) provide that one of the purposes of the Company shall be to engage in any lawful activity for which corporations may be formed under the New York Business Corporation Law (the "BCL");
          (b) delete paragraph 5 of the Certificate regarding the Company's tax year; (c) add provisions to the Certificate (i) eliminating the personal liability of the Company's directors to the Company and its shareholders for damages as and to the extent permitted by Section 402(b) of the BCL and (ii) providing for indemnification of the Company's directors as and to the extent permitted by the BCL; and (d) add or delete other provisions of the Certificate, provided, however, that any additions or
                           --------  -------
          deletions pursuant to this clause (d) shall be reasonably acceptable in substance to Investor. The Company and its management shall not present or permit to be presented at such meeting (or any adjournment thereof) any other matters for shareholder action without Investor's prior consent and shall recommend that the Company's shareholders approve the aforementioned amendments, shall use its best efforts to obtain all requisite shareholder approval for such amendments, and shall, as soon as practicable following such approval, cause such amendments to become effective.

                    4.3 DIRECTORS AND OFFICERS INSURANCE. As soon as practicable after the date hereof, but in no event later than the date of the conversion of the Note into the Shares, the Company will obtain a directors and officers insurance policy, with an insurer satisfactory to Investor, of the kind customarily obtained by corporations engaged in the same or similar business as the Company and in the amount of not less than $10,000,000.

                    4.4 AMENDMENT OF BY-LAWS. Within two (2) business days after the date hereof, the Company shall cause the By-laws to be amended to provide that: (i) upon written request to the Company by one-third of the holders of the outstanding Common Stock, the Company shall call a special meeting of the shareholders of the Company, and (ii) the Chairman of the Board of the Directors of the Company (the "Chairman") shall be the Chief Executive Officer of the Company, and that if there is no Chairman, the President shall be the Chief Executive Officer of the Company. Within five (5) business days after written request by Investor, the Company shall cause the By-laws to be amended to provide that the Board of Directors of the Company shall consist of five (5) members, and cause two designees of Investors to be elected directors of the Company.

                    4.5 PAYMENT OF TAXES. The Company shall, as soon as practicable after the date hereof, but in no event later than ninety (90) days after the date hereof, pay or otherwise discharge all tax obligations of the Company whatsoever outstanding on the date hereof. As soon as practicable after the date hereof, but in no event later than 14 days after the date hereof, the Company shall engage a reputable accounting firm to assist the Company in making such payments and/or causing such discharges.

                    4.6 FURNISH INFORMATION. The Company undertakes to furnish Investor with copies of such publicly disclosable information as may be reasonably required by Investor for so long as Investor holds the Note or, after the date of the conversion of the Note into the Shares, holds at least ten percent (10%) of the Shares (appropriately adjusted to reflect any stock split, stock dividend, share combination, recapitalization or the like).

                    4.7 PROPRIETARY INFORMATION AND INVENTIONS, NONCOMPETE AND NONDISCLOSURE AGREEMENTS. No later than 14 days after the date hereof, the Company shall cause each employee of the Company to enter into (i) a Proprietary Information and Inventions Agreement and (ii) a Nondisclosure Agreement, and both of such agreements shall be in form and substance reasonably acceptable to Investor. In addition, no later than 14 days after the date hereof, the Company shall cause each employee of the Company listed on Schedule 4.7 attached hereto to enter into a Noncompete
                    ------------
          Agreement, in form and substance reasonably satisfactory to Investor.

               5.   MISCELLANEOUS.

                    5.1 SURVIVAL. The representations, warranties and covenants of the Company and Investor contained in or made pursuant to this Agreement or the Note shall survive the execution and delivery of this Agreement and the Note and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

                    5.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement and the Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement of the Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement of the Note, except as expressly provided in this Agreement.

                    5.3 GOVERNING LAW. This Agreement and the Note shall be governed by and construed under the laws of the State of New York applicable to agreements among residents of, and entered into and to be performed entirely within, such state.

                    5.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    5.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement and the Note are used for convenience only and are not to be considered in construing or interpreting this Agreement and the Note.

                    5.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement or the Note shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified or (ii) upon deposit with an overnight delivery service or with the United States Post Office by certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

                    5.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                    5.8 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                    5.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investor.

                    5.10 SEVERABILITY. If one or more provisions of this Agreement or the Note are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement or the Note, as the case may be, and the balance of the Agreement and the Note, as the case may be, shall be interpreted as if such provision were so excluded and such agreement shall be enforceable in accordance with its respective terms.

                    5.11 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                    5.12 COSTS AND EXPENSES. The Company shall be responsible for its own costs and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.


                              [Signatures on next page.]

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   GREENTREE SOFTWARE, INC.


                                   By:  /s/ Joseph D. Mooney
                                      -----------------------------
                                        Name:  Joseph D. Mooney
                                        Title:  CEO



                                   L-R GLOBAL PARTNERS, L.P.

                                   By:  L-R Managers, LLC,
                                        General Partner


                                        By:  /s/ J. Murray Logan
                                           ----------------------------
                                             Name:  J. Murray Logan
                                             Title:  Investment Manager